Goodwin Procter & Hoar
               (A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                           BOSTON, MASSACHUSETTS 02109

                                                       TELEPHONE (617) 570-1000
                                      July 8, 1986     TELECOPIER (617) 523-1231
                                                            TELEX 94-0640
                                                       CABLE-GOODPROCT, BOSTON


MetLife - State Street Tax-Exempt Trust
One Financial Center
Boston, Massachusetts 02111

Gentlemen:

        As counsel to MetLife - State Street Tax-Exempt Trust, a voluntary association of the type commonly known as a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of MetLife - State Street High Income Tax-Exempt Fund and MetLife - State Street Insured Tax-Exempt Fund, the two series of the Trust which have been established and designated in Section 4.2 of Article IV of the Trust's Agreement and Declaration of Trust (also referred to as the Master Trust Agreement) dated December 23, 1985, as amended (the "Declaration"), all as more fully described in the Prospectus and Statement of Additional Information contained in the Registration Statement on Form N-1A filed by the Trust, as amended (the "Registration Statement").

        We have examined the Declaration and By-Laws of the Trust, the records of the meetings and written consents of the Board of Trustees and shareholders of the Trust, the Prospectus and Statement of Additional Information contained in the Registration Statement and such other documents, records and certificates as we deemed necessary for purposes of this opinion.

        Based upon the foregoing, we are of the opinion that the Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts, and that the shares of beneficial interest of the Trust which are the subject of the foregoing Registration Statement wl11, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally 1ssued, fully paid and non-assessable by the Trust.

        We consent to being named in the Prospectus and Statement of Additional Information and to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar
                                             ---------------------------
                                             GOODWIN, PROCTER & HOAR